Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

Barry E. Stewart

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Healthcare Announces Substantial Completion of its Accounts Receivable Reserve Review

ORLANDO, FLA. – June 9, 2005 - Rotech Healthcare Inc. (Pink Sheets: ROHI.PK) (the “Company”) today reported that the Audit Committee of the Company’s Board of Directors together with the management of the Company have concluded that the Company will restate its financial statements for the years ended December 31, 2004 and 2003 and the nine months ended December 31, 2002, and for each of the quarterly periods during those years to correct errors identified in calculating reserves for contractual allowances and bad debts. These errors in calculating reserves began in 2001 with the Company’s predecessor, Rotech Medical Corporation, which was a subsidiary of Integrated Health Services, Inc., and were reflected in the predecessor’s financial statements and continued in the Company’s financial statements through 2004. Accordingly, these Company financial statements and the related reports of the independent registered public accounting firm should no longer be relied upon because of these errors. Management and the Audit Committee have discussed these matters with the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The restatement is not expected to have an impact on the Company’s cash balances. In addition, in connection with the results of the abovementioned evaluation, the Company expects that it will change its estimate of the accounts receivable reserve effective in the first quarter of 2005.

The Company will file an amended annual report on Form 10-K/A for the year ended December 31, 2004 with the Securities and Exchange Commission (“SEC”) to address the errors described above and to present restated financial information for the periods presented in such report. In addition, the Company will be correcting the selected financial information of its predecessor for the year ended December 31, 2001 and the three months ended March 31, 2002 included in the Company’s 2004 Form 10-K.

The Company today also announced that it will be further delayed in filing its Form 10-Q for the quarter ended March 31, 2005 due to the pending restatement referenced above. As previously reported, the delay in this filing has resulted in a technical default under the Company’s credit agreement and indenture, which default is subject to a cure period through June 15 under the credit agreement and through July 15 under the indenture. If the default extends beyond the applicable cure periods, the Company will seek a waiver to avoid an event of default.

The Company is currently analyzing the impact of the above referenced accounting together with other events as they relate to the Company’s previously announced 2005 earnings per share guidance and at this time believes that such guidance is no longer accurate and therefore should not be relied upon.

Postponement of Annual Meeting

As a result of the accounts receivable reserve review referenced above, the Company today announced that it is postponing its 2005 Annual Meeting of Stockholders (the “Annual Meeting”) which was previously scheduled for June 29, 2005. The record date of May 2, 2005 used to determine the stockholders that are entitled to notice of and to vote at the Annual Meeting will also be changed. The Board of Directors believes that it is in the best interests of the stockholders to postpone the Annual Meeting until after the Company files its amended annual report on Form 10-K/A for the year ended December 31, 2004 with the SEC as described above.

On May 2, 2005, the Company filed a definitive proxy statement with the SEC relating to the Company’s Annual Meeting. The Company intends to file an amended proxy statement with the SEC to reflect, among other things, the rescheduled date for the Annual Meeting and the new record date for the Annual Meeting as discussed above.

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through approximately 475 operating centers, located principally in non-urban markets. The Company’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Caution Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. These statements include those related to the review of the Company’s accounting and accounting policies, establishment and maintenance of the allowance for accounts receivable reserve, audit of consolidated financial statements, new determinations and calculations, time to complete the review and audit and internal controls over financial reporting. Actual events or results may differ materially from the Company’s expectations. There can be no assurance that the review or subsequent processes or filings will be timely completed, that any modifications or changes can be timely or effectively implemented, that errors or internal control deficiencies or weaknesses will not be identified during the preparation and audit of the consolidated financial statements nor that adjustments for other periods will not be required. In addition, our financial results and stock price may suffer as a result of this review and any subsequent determinations from this process or any actions taken by governmental or other regulatory bodies as a result of this process. Additional information concerning these and other risk factors affecting the Company’s business can be found in the Company’s public periodic filings with the Securities and Exchange Commission, available via the Company’s web site at http://www.rotech.com. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.